Exhibit 10.1

General Release of Claims

In consideration of the severance benefits to be received by _____________, a resident of the State of _____________ (“Executive”), pursuant to the terms of the Executive Severance Agreement, dated _____________, 20__ (the “Agreement”), between Executive and TruBridge, Inc., a Delaware corporation (f/k/a Computer Programs and Systems, Inc., the “Company”), Executive hereby makes the following promises in this General Release of Claims (the “Release”):

1. Complete and General Release. Executive understands that except as expressly set forth below, this is a complete and general release. In exchange for the promises made by the Company in the Agreement, which Executive acknowledges are sufficient, Executive, on behalf of Executive and Executive’s heirs, executors, administrators, successors and assigns, releases and forever discharges and promises not to sue the Company, its current and former parent companies, subsidiaries, and other affiliated companies and entities, and its and their respective current and former insurers, reinsurers, predecessors, assigns, successors, contractors, directors, officers, agents, shareholders, and employees, with respect to any and all claims (which term is defined as including, but is not limited to, causes of action, suits, debts, sums of money, controversies, agreements, promises, damages, costs, losses, expenses and demands whatsoever, at law or in equity, or before any federal, state or local administrative agency, whether known or unknown, whether accrued or unaccrued, whether contingent or certain) which Executive now has, or any claims whatsoever which may hereafter accrue on account of the events, circumstances or occurrences in any way arising out of or related to Executive’s hiring and employment with the Company or the termination of that employment up to and including the Release Effective Date (as defined in Section 4 hereof), including, but not limited to, any claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000-e et seq., the Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., the Family and Medical Leave Act, the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA); all claims under the laws of any state, county, municipality, or similar authority where Executive lives or has worked for or on behalf of the Company; tort claims; claims for conversion, wrongful discharge, retaliation, intentional infliction of emotional distress, outrage, promissory estoppel or detrimental reliance, breach of contract or quasi-contract, fraud, misrepresentation, fraudulent inducement, and the like; claims for wages, bonuses, incentive compensation, and severance allowances or entitlements; claims for slander, libel, defamation, disparagement, intentional infliction of emotional distress, personal injury, negligence, compensatory or punitive damages, or any other claim for damages or injury of any kind whatsoever; all claims for monetary recovery, including without limitation attorneys’ fees, experts’ fees, medical fees or expenses, costs, and disbursements; any claims for present or future effects of past events or actions; and any claims for the violation of any other federal, state, or local law.

This general release also expressly includes any and all claims under Alabama state law, including but not limited to, claims: under the Alabama Age Discrimination in Employment Act (AADEA); for retaliatory or constructive discharge and for co-employee liability under Sections 25-5-11 and 25-5-11.1 of the Alabama Code; under Section 13A-11-90 of the Alabama Code; under the Clarke-Figures Equal Pay Act at Section 25-1-30 of the Alabama Code; and any and all claims under any and all other state or local laws that may apply to Executive, up to the date of the execution of this Agreement.

This general release and waiver of claims excludes, and Executive is not hereby waiving, releasing, or discharging: (a) any entitlement to Director’s and Officer’s insurance coverage (including for defense and/or indemnity), (b) any entitlement to benefits in which Executive is already vested pursuant to the terms of a retirement savings plan and/or non-qualified deferred compensation plan of the Company, (c) any rights to receive the severance benefits set forth in Sections 2(a) and 2(b) of the Agreement subject to the terms of the

Agreement, (d) any rights to receive payments pursuant to any subsequent consulting or other agreement between Executive and the Company subject to the terms of any such agreement, (e) claims that cannot be waived by law, such as claims for workers compensation or unemployment benefits, and (f) any rights to file an administrative charge or complaint with, or testify, communicate with, assist, or participate in an investigation, hearing, or proceeding conducted by the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, state or federal agencies with regulatory authority over insurance matters, or other similar federal or state administrative agencies. Executive does hereby waive, to the maximum extent permitted by law, any right to monetary relief related to any filed charge or administrative complaint; provided, however, that this release and waiver in no way limits Executive’s right to receive an award for information provided to any government agency.

2. Representations by Executive. By signing this Release, Executive represents, warrants, and verifies that: (a) Executive has been properly paid for all hours Executive worked for the Company; (b) Executive did not work any time or hours that Executive did not report to the Company or for which the Company did not properly compensate Executive; (c) Executive has received all compensation due to Executive from the Company through and including the date of execution of this Release, with the exception of outstanding severance benefits and cash incentive and equity awards the payment of which is addressed in Section 2 of the Agreement; (d) Executive has not experienced any on-the-job injury and is not aware of any basis Executive has for filing a workers’ compensation claim; (e) Executive has not engaged or participated in any unethical or improper actions or business activities during Executive’s employment with the Company; and (f) upon termination of Executive’s employment with the Company, Executive shall promptly resign from any position as an officer, director, manager, or fiduciary of the Company and any related entity. For the avoidance of doubt, Executive’s employment is being terminated without Cause for purposes of the Agreement and Executive’s resignation pursuant to this Section 2 shall not be considered a resignation for purposes of the Agreement.

3. Assignment. Executive agrees that the Company may assign its rights and privileges under this Release without Executive’s express consent, and the Company’s rights under this Release will automatically inure to the benefit of any successor of the Company.

4. Consideration and Revocation Periods. Executive understands Executive has the right to consult with an attorney before executing this Release and the Company has advised, and hereby advises, Executive to do so. Executive agrees that Executive has twenty-one (21) days commencing on _____________, 20__ to consider whether Executive should accept and sign this Release and waive and release all claims and rights arising under the Age Discrimination in Employment Act and any similar state laws. If Executive accepts and signs this Release during such twenty-one (21) day period and submits it to the Company (in accordance with the following sentence), Executive shall have an additional seven (7) days following submission thereof to revoke this Release, such that the effective date of this Release (provided that it has not been revoked) shall be the eighth (8th) day following its timely delivery to the Company (the “Release Effective Date”). Executive’s acceptance of this Release shall be delivered to the Company’s General Counsel by email. Any subsequent and timely revocation must be in writing, submitted by email, to the same attention and must read, “I hereby revoke my signature on the Release.” Executive agrees that this Release is written in plain and understandable language and that Executive has read and understands it.

5. Entire Agreement, Amendment, Execution. Executive represents and warrants that no promise, inducement or agreement that is not contained in or expressly incorporated by reference in the Agreement and/or this Release has been made to Executive and that the Agreement and this Release contain the entire agreement regarding this subject matter between the Company and Executive; provided, however, that the provisions contained in Sections 4 through 22 of the Agreement shall survive and be in addition to, and not in lieu of, and shall not supersede or replace, any obligations of Executive created by this Release or created by any other policies or agreements between the Company and Executive regarding the subject matters of those Sections. The Agreement and this Release may only be changed or amended by mutual agreement of authorized representatives of the parties in writing. The Agreement and this Release may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall be taken together and deemed to be one instrument. The Agreement and this Release may be executed and delivered by facsimile signature, PDF, or any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com).

6. Choice of Law and Consent to Venue. Executive agrees that this Release will be governed by and construed in accordance with the laws of the State of Alabama, without regard to any jurisdiction’s choice of law principles. If legal action is brought at any time based on any controversy or claim arising out of, or relating to this Release or Executive’s employment with the Company or the termination of that Employment, Executive agrees to submit to the jurisdiction and venue of the state or federal courts in Alabama, and Executive waives any challenge to jurisdiction and venue of any action brought in such state or federal courts. The parties hereby agree that the governing law and venue set forth in this Section is expressly, knowingly, and voluntarily agreed to by the parties.

7. Savings. Nothing in this Release is intended to or will be used or applied in any way to limit or interfere with Executive’s rights to communicate or cooperate with, or provide information to, a governmental agency or entity such as the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, state or federal agencies with regulatory authority over insurance matters, or other similar federal or state administrative agencies, as provided for, protected under or warranted by whistleblower or other provisions of applicable law or regulation.

8. Breach of Agreement. Executive agrees to strictly abide by this Release and the surviving terms of the Agreement. In the event Executive fails to comply with this Release or the surviving terms of the Agreement, the Company shall be entitled to (a) withhold all payments due to Executive under this Release or under the Agreement that have not otherwise been paid to Executive, excluding any Accrued Amounts under the Agreement attributable to the period prior to Executive’s last day of work, and (b) seek reimbursement of 100% of the severance benefits paid to Executive as described in Section 2(b) of the Agreement, the Company’s reasonable attorneys’ fees and costs, and all other injunctive or equitable relief to which the Company may be entitled under applicable law.

9. Waiver of Jury Trial. The parties desire to avoid the time and expense related to a jury trial of any and all controversies, claims, issues, and other disputes arising out of or relating to the Agreement and this Release or the performance or breach thereof, and Executive’s employment with the Company or the termination of that employment. Therefore, the parties, for themselves and their successors and assigns, hereby waive trial by jury of any and all controversies, claims, issues, and other disputes arising out of or relating to the Agreement and this Release or the performance or breach thereof, and Executive’s employment with the Company or the termination of that employment. The parties acknowledge that this waiver is knowingly, freely, and voluntarily given, is desired by all parties and is the best interests of all parties.

(signature page follows)

THIS RELEASE CONTAINS A GENERAL RELEASE AND WAIVER OF CLAIMS EXECUTIVE MAY HAVE. EXECUTIVE SHOULD READ IT CAREFULLY.

BY SIGNING BELOW, EXECUTIVE KNOWINGLY AND VOLUNTARILY CHOOSES TO ACCEPT THE TERMS OF THE AGREEMENT AND THIS SUPPLEMENTAL RELEASE IN CONNECTION WITH THE TERMINATION OF EXECUTIVE’S EMPLOYMENT.

AGREED this, the ___ day of _____________ 20__.

[EXECUTIVE]